Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 1, 2025, Independent Bank Corp. (“Independent”) completed acquisition of Enterprise Bancorp, Inc. (“Enterprise”) pursuant to an Agreement and Plan of Merger, dated as of December 8, 2024 (the “merger agreement”), by and among Independent, Rockland Trust Company (“Rockland Trust”), Enterprise and Enterprise Bank and Trust Company (“Enterprise Bank”). Pursuant to the merger agreement, Enterprise merged with and into Independent, with Independent as the surviving corporation (the “Merger”), and each share of Enterprise common stock outstanding was converted into the right to receive 0.60 shares of Independent's common stock and $2.00 in cash, with cash also to be paid in lieu of fractional shares. Total merger consideration payable to equity-holders consisted of approximately 7,478,906 shares of Independent common stock and an aggregate of $25.9 million in cash, which included approximately $902,000 in cash paid for stock option cancellations and $44,000 cash in lieu to fractional shares. The transaction is accounted for as an acquisition and accordingly, Enterprise assets and liabilities are recorded by Independent at their fair market value as of July 1, 2025.

The following unaudited pro forma condensed combined financial information and notes present how the combined financial statements of Independent and Enterprise may have appeared had the Merger been completed at the beginning of the periods presented. The unaudited pro forma condensed combined financial information reflects the impact of the Merger on the combined balance sheets and combined statements of income under the acquisition method of accounting with Independent as the acquirer. Under the acquisition method of accounting, Enterprise assets and liabilities are recorded by Independent at their fair market value as of the date that the Merger is completed. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 assumes the Merger was completed on that date. The unaudited condensed combined statement of income for the six months ended June 30, 2025, and the year ending December 31, 2024 have been prepared as if the Merger was completed on January 1, 2024.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Independent, which are available on the Company's 2024 Annual Report on Form 10-K and the financial statements and related notes of Enterprise, which are incorporated into this document by reference and included.

The unaudited pro forma condensed combined financial information is presented for illustrative and informative purposes only and is not necessarily indicative or representative of the financial position or results of operations presented as of the date or for the periods indicated, or the results of operations or financial position that may be achieved in the future. In addition, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that Independent may achieve as a result of its acquisition of Enterprise, the costs to integrate the operations of Independent and Enterprise or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

Independent and Enterprise
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2025
					Unaudited
	Independent	Enterprise	Adjustments		Pro Forma
	(Dollars in thousands)
Cash and short term investments	$901,234	$123,638	$(25,878)	(2(a))	$998,994
Securities	2,695,280	590,267	—		3,285,547
Loans, net of deferred fees and costs	14,550,620	4,069,850	(156,784)	(2(b))	18,463,686
Allowance for credit losses	(144,773)	(61,611)	12,437	(2(c))	(193,947)
Bank premises and equipment	188,883	40,734	(4,988)	(2(d))	224,629
Goodwill	985,072	5,656	95,593	(2(e))	1,086,321
Identifiable intangible assets	9,742	—	136,403	(2(f))	146,145
Other assets	862,876	184,921	(8,982)	(2(g))	1,038,815
Total assets	$20,048,934	$4,953,455	$47,801		$25,050,190

Deposits	$15,893,740	$4,362,710	$(672)	(2(h))	20,255,778
Borrowings	759,428	122,446	—		881,874
Other liabilities	320,910	85,123	(18,556)	(2(i))	387,477
Stockholders' equity	3,074,856	383,176	67,029	(2(j))	3,525,061
Total liabilities and stockholders' equity	$20,048,934	$4,953,455	$47,801		$25,050,190

Common shares	42,627,286	12,466,031	7,478,906		50,106,192

Independent and Enterprise
Unaudited Pro Forma Condensed Combined Income Statement
Six Months Ended June 30, 2025
					Unaudited
	Independent	Enterprise	Adjustments		Pro Forma
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$5,831	$1,119	$—		$6,950
Interest and Dividends on Securities	31,178	7,166	7,789	(3(a))	46,133
Interest on Loans	393,103	112,664	16,009	(3(b))	521,776
Total Interest Income	430,112	120,949	23,798		574,859
INTEREST EXPENSE
Interest on Deposits	119,279	37,357	—		156,636
Interest on Borrowed Funds	17,832	4,360	—		22,192
Total Interest Expense	137,111	41,717	—		178,828
Net Interest Income	293,001	79,232	23,798		396,031
Less - Provision for Credit Losses	22,200	1,400	—		23,600
Net Interest Income after Provision for Credit Losses	270,801	77,832	23,798		372,431
NONINTEREST INCOME
Deposit account fees	14,194	3,062	—		17,256
Interchange and ATM Fees	9,619	1,676	(1,113)	(3(e))	10,182
Investment Management	22,600	4,143	—		26,743
Mortgage Banking Income	1,813	101	—		1,914
Increase in Cash Surrender Value of Life Insurance Policies	4,103	1,020	—		5,123
Other Noninterest Income	14,518	1,517	—		16,035
Total Noninterest Income	66,847	11,519	(1,113)		77,253
NONINTEREST EXPENSE
Salaries and Employee Benefits	124,787	59,741	—		184,528
Occupancy and Equipment Expenses	27,017	5,010	(125)	(3(f))	31,902
Data Processing and Facilities Management	5,425	4,635	—		10,060
FDIC Assessment	5,361	1,666	—		7,027
Merger and Acquisition Expenses	3,394	6,713	—	(1)	10,107
Other Noninterest Expense	48,692	8,429	10,737	(3(g))	67,858
Total Noninterest Expense	214,676	86,194	10,612		311,482

INCOME BEFORE INCOME TAXES	122,972	3,157	33,297		138,202
PROVISION FOR INCOME TAXES	27,447	2,968	9,113	(3(h))	39,528
NET INCOME	$95,525	$189	$24,184		$98,674

BASIC EARNINGS PER SHARE	$2.24	$0.02			$1.97
DILUTED EARNINGS PER SHARE	$2.24	$0.02			$1.97
BASIC AVERAGE SHARES	42,587,330	12,487,949	(5,009,043)	(3(i))	50,066,236
DILUTED AVERAGE SHARES	42,607,083	12,513,980	(5,035,074)	(3(i))	50,085,989

Independent and Enterprise
Unaudited Pro Forma Condensed Combined Income Statement
Twelve Months Ended December 31, 2024
					Unaudited
	Independent	Enterprise	Adjustments		Pro Forma
	(Dollars in Thousands, Except Per Share Data)
INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$5,669	$6,199	$—		$11,868
Interest and Dividends on Securities	57,098	15,693	15,578	(3(a))	88,369
Interest on Loans	789,986	208,378	32,017	(3(b))	1,030,381
Total Interest Income	852,753	230,270	47,595		1,130,618
INTEREST EXPENSE
Interest on Deposits	246,962	76,513	672	(3(c))	324,147
Interest on Borrowed Funds	44,062	5,893	—		49,955
Total Interest Expense	291,024	82,406	672		374,102
Net Interest Income	561,729	147,864	46,923		756,516
Less - Provision for Credit Losses	36,250	1,985	37,259	(3(d))	75,494
Net Interest Income after Provision for Credit Losses	525,479	145,879	9,664		681,022
NONINTEREST INCOME
Deposit account fees	26,455	5,352	—		31,807
Interchange and ATM Fees	19,055	3,523	(2,225)	(3(e))	20,353
Investment Management	42,744	7,888	—		50,632
Mortgage Banking Income	4,143	156	—		4,299
Increase in Cash Surrender Value of Life Insurance Policies	8,086	2,001	—		10,087
Other Noninterest Income	27,531	3,959	—		31,490
Total Noninterest Income	128,014	22,879	(2,225)		148,668
NONINTEREST EXPENSE
Salaries and Employee Benefits	233,653	78,224	—		311,877
Occupancy and Equipment Expenses	52,072	9,667	(249)	(3(f))	61,490
Data Processing and Facilities Management	9,957	8,778	—		18,735
FDIC Assessment	10,892	3,571	—		14,463
Merger and Acquisition Expenses	1,902	1,137	—	(1)	3,039
Other Noninterest Expense	97,890	15,755	23,712	(3(g))	137,357
Total Noninterest Expense	406,366	117,132	23,463		546,961
INCOME BEFORE INCOME TAXES	247,127	51,626	(16,024)		282,729
PROVISION FOR INCOME TAXES	55,046	12,893	(4,386)	(3(h))	63,553
NET INCOME	$192,081	$38,733	$(11,638)		$219,176

BASIC EARNINGS PER SHARE	$4.52	$3.13			$4.39
DILUTED EARNINGS PER SHARE	$4.52	$3.12			$4.38
BASIC AVERAGE SHARES	42,499,492	12,386,669	(4,907,763)	(3(i))	49,978,398
DILUTED AVERAGE SHARES	42,511,801	12,398,062	(4,919,156)	(3(i))	49,990,707

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Note 1. Merger Costs

Actual merger costs incurred for the six months ended June 30, 2025 and twelve months ended December 31, 2024 are included in the pro forma financial statements. Total estimated merger costs of $47.3 million (net of $13.9 million of taxes) are presented in the table below. It is expected that these costs will be recognized over time. These cost estimates for both Independent and Enterprise are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs. The current estimates of the merger costs, primarily comprised of anticipated cash charges, are as follows (amounts in thousands):

Change in control contract and severance contracts	$34,000
Vendor and system contracts Terminations	5,663
Facilities expenses	4,226
Professional and legal fees	14,713
Other acquisition related expenses	2,650
Pre-tax merger costs	61,252
Taxes	(13,947)
Total merger costs	$47,305

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheets

Transaction accounting adjustments include the following adjustments related to the unaudited proforma combined balance sheet as of June 30, 2025, as follows:

(a)Represents total cash consideration paid.
(b)Adjustment to reflect acquired loans at their estimated fair value, including current interest rates and liquidity, as well as the credit related adjustment for non-purchased credit-deteriorated ("non-PCD") loans.

(c)Adjustments to the allowance for credit losses include the following (amounts in thousands):

Reversal of historical Enterprise allowance for credit losses	$61,611
Increase in allowance for credit losses for gross-up of estimated lifetime credit losses for purchased credit-deteriorated ("PCD") loans	(11,915)
Provision for estimate of lifetime credit losses on non-PCD loans	(37,259)
$12,437
(d)Adjustment to reflect bank premises and equipment values to their estimated fair value.
(e)Adjustment to eliminate historical Enterprise goodwill of $5.7 million and to establish $101.2 million of goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed.
(f)Adjustment to reflect approximately $123.1 million of core deposit intangibles and approximately $13.3 million in customer relationship intangibles at their respective preliminary estimated fair values.
(g)Adjustment to recognize net deferred tax assets associated with the fair value adjustments recorded in the business combination.
(h)Adjustment to reflect the estimate of fair value on time deposits.
(i)Adjustment to recognize other liabilities at their estimated fair value.
(j)Adjustment to shareholders' equity (amounts in thousands):

To eliminate Enterprise shareholders' equity	$(383,176)
To reflect issuance of Independent common stock in the merger	477,266
Adjustment to record provision for credit losses on non-PCD acquired loans, net of tax	(27,061)
$67,029

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income

(a)Represents accretable purchased discount on securities portfolio.
(b)Adjustment reflects the yield adjustment for interest income on loans.
(c)Adjustment reflects the yield adjustment for interest expense on time deposits.
(d)Adjustment to record provision for credit losses on non-purchased credit deteriorated acquired loans and leases.
(e)Adjustment to reflect the estimated Durbin Amendment impact on transaction fees earned by the combined entity.
(f)Adjustments reflects the estimated net increase associated with the fair value adjustment for the acquired bank premises and equipment.
(g)Adjustment reflects the net increase in amortization of other intangible assets for the acquired other intangible assets.
(h)Adjustment represents income tax expense on the pro-forma adjustments at an estimated rate of 27.37%.
(i)Adjustment to weighted-average shares of Independent’s common stock outstanding to eliminate weighted-average shares of Enterprise common stock outstanding and to reflect the number of shares of Independent’s common stock to be issued to holders of Enterprise common stock using an exchange ratio of 0.60.

Note 4. Calculation of Merger Consideration and Preliminary Purchase Price Allocation

Merger Consideration

The total merger consideration is calculated as follows:

(Amounts in thousands)	As of 7/1/2025
Total fair value of Independent common stock issued per merger agreement(1)	$477,266
Cash consideration paid per merger agreement	24,976
Obligation to settle outstanding Enterprise stock option awards	902
Total merger consideration	$503,144

(1)Represents the fair value of 7,478,906 shares of Independent common stock issued to Enterprise shareholders pursuant to the merger agreement. This fair value is based on the number of eligible shares of Enterprise common stock as of June 30, 2025 at a 0.60 exchange ratio and the high trading price of Independent’s common stock of $63.82 on June 30, 2025, the last trading day prior to the acquisition date.

Preliminary Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated merger consideration the identifiable tangible and intangible assets acquired and liabilities assumed of Enterprise, with the excess recorded to goodwill:

(Amounts in thousands)	As of July 1, 2025
Total purchase consideration	$503,144
Enterprise Net Assets at Fair Value
Assets
Cash and short term investments	123,638
Securities	590,267
Net loans held for investment	3,901,151
Bank premises and equipment	35,746
Identifiable intangible assets	136,403
Other assets	165,741
Total assets to be acquired	4,952,946
Liabilities
Deposits	4,362,038
Borrowings	122,446
Other liabilities	66,567
Total liabilities to be assumed	4,551,051
Net assets to be acquired	401,895
Preliminary goodwill	$101,249